UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2025

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Offering

On December 15, 2025, Cadrenal Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named on the signature pages thereto. The Purchase Agreement provided for the sale and issuance by the Company of an aggregate of: (i) in a registered direct offering, 207,374 shares (the “Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), and, (ii) in a concurrent private placement, unregistered warrants (the “Common Warrants”) to purchase up to 414,748 shares of Common Stock (collectively, the “Offering”).

The offering price per Share is $10.85. The Shares are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-277835) (the “Registration Statement”), a base prospectus included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement, dated December 15, 2025 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission (the “Commission”) on December 16, 2025 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

The Company expects to receive gross proceeds from the Offering of approximately $2.2 million. The Offering is expected to close on or about December 16, 2025, subject to the satisfaction of customary closing conditions (the “Closing Date”).

In connection with the Offering, the Company and each of its directors and officers entered into Lock-Up Agreements, pursuant to which the parties agreed to be subject to a lock-up for a period of 10 days following the Closing Date, subject to certain exceptions. In addition, pursuant to the Purchase Agreement and subject to certain exceptions, the Company agreed not to, until 10 days from the Closing Date, (i) enter into or effect any issuance of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), or (ii) file any new registration statement or any amendment or supplement thereto. The Company also agreed not to enter into a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of one year following the Closing Date, provided however that after 10 days from the Closing Date, the Company may enter into and effect sales pursuant to an at-the-market facility with H.C. Wainwright & Co., LLC (the “Wainwright”).

The opinion of Blank Rome LLP regarding the validity of the Shares issued in the Offering is attached as Exhibit 5.1 hereto.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of such document attached as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference. Terms of the Common Warrants

The Common Warrants have an exercise price of $10.60 per share. The shares of Common Stock issuable upon the exercise of the Common Warrants are referred to as the “Common Warrant Shares.” The Common Warrants are exercisable immediately upon issuance and will expire two years following the effective date of the registration statement registering the resale of the Common Warrant Shares. The Common Warrants and the Common Warrant Shares are not being registered under the Securities Act pursuant to the Registration Statement and the Prospectus Supplement. The Common Warrants and the Common Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company agreed in the Purchase Agreement to file a registration statement to register the resale of the Common Warrant Shares (the “Resale Registration Statement”) within 30 calendar days following the date of the Purchase Agreement, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the Commission within 60 calendar days (or, in the event of a full review, 90 calendar days) following the date of the Purchase Agreement.

The Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance or resale of shares of the Common Warrant Shares to or by the holder. The Company is prohibited from effecting an exercise of any Common Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes Value of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable in the form of consideration as described in the Common Warrants.

Placement Agent Compensation

The Company entered into an engagement agreement with Wainwright, dated August 14, 2025, pursuant to which Wainwright agreed to act as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the Offering. The Company agreed to pay Wainwright: (i) an aggregate placement agent cash fee equal to 7.0% of the gross proceeds of the Offering: (ii) a management fee of 1% of the gross proceeds of the Offering; (iii) $10,000 for non-accountable expenses; and (iv) $10,000 for clearing fees. In addition, the Company has agreed to issue to Wainwright, or its designees, at the closing of the Offering, warrants (the “Placement Agent Warrants”) to purchase up to 13,479 shares of Common Stock (the “Placement Agent Warrant Shares”), which number of shares is equal to 6.5% of the number of shares of Common Stock sold in the Offering. The Placement Agent Warrants have substantially the same terms as the Common Warrants issued in the Offering, except that they have a term of exercise equal to the earlier of (i) twenty-four months from the effective date of the registration statement covering the resale of the Common Warrant Shares and (ii) five (5) years from the commencement of the sales in the Offering, and have an exercise price equal to 125% of the Offering price per share, or $13.5625 per share.

The foregoing summaries of the Common Warrants and Placement Agent Warrants do not purport to be complete and is subject to, and qualified in their entirety by, the forms of such documents attached as Exhibit 4.1 and 4.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the issuance of the Common Warrants, the Placement Agent Warrants, the Common Warrant Shares and the Placement Agent Warrant Shares is hereby incorporated by reference into this Item 3.02. The Common Warrants, the Placement Agent Warrants, the Common Warrant Shares and the Placement Agent Warrant Shares have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Blank Rome LLP
10.1	Form of Securities Purchase Agreement, dated as of December 15, 2025, by and among Cadrenal Therapeutics, Inc. and the Purchasers named therein
23.1	Consent of Blank Rome LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2025	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chairman and Chief Executive Officer

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